EXHIBIT 23





    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





    To the Shareholders of
      ALLTEL Corporation:


    As independent public accountants, we hereby consent to the incorporation by reference in the previously filed registration statements of ALLTEL Corporation on Forms S-8 (Registration No's. 2-99523, 33-25382, 33-34495, 33-35343, 33-34495, 33-41234, 33-48476, 33- 51047, 33-54175, 33-54823 and
    33-56291) of our report dated January 23, 1995, on our audits of the financial statements of ALLTEL Corporation as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994, which report is incorporated by reference in this Annual Report on Form 10-K.



                                                       ARTHUR ANDERSEN LLP



    Little Rock, Arkansas,
    February 21, 1995.




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